                                                                    EXHIBIT 3.12

                                                                          [SEAL]

                          ARTICLES OF INCORPORATION OF
                               ANAMED CORPORATION

The undersigned natural person, of the age of 21 or more, acting to form a corporation under the Chapter of the Corporate Laws of the State of Nevada do hereby state the following:

ARTICLE 1:  The name of the corporation shall be ANAMED CORPORATION
ARTICLE 2:  The address of the initial registered office of the corporation is
               3305 West Springmountain Road #60 in the City of Las Vegas, in Clark County. The name of the initial registered agent at said address in JAMES WEIGL.
ARTICLE 3:  The purpose for which the corporation is organized shall be: To engage in any activity within the purposes for which Corporations may be organized, including the buying and selling of real estate and other property, borrow or loan money, under the Business Corporations Act.
ARTICLE 4:  The total number of shares of stock which the corporation is authorized to have outstanding is 1000 shares, defined as all of one class with no par value. The amount of stated capital with which the corporation shall begin business is $5,000.
ARTICLE 5:  The number of directors constituting the initial board of directors is 1, and the names and addresses of the persons who will serve as directors until the first annual meeting of shareholders or until their successors are elected are:

[SEAL]
               NAMES                      ADDRESSES
               JAMES WEIGL                3305 WEST SPRINGMOUNTAIN ROAD #60,
                                          LAS VEGAS, NV 89102

               ----------------------------------------------------

               ----------------------------------------------------

               ----------------------------------------------------

               ----------------------------------------------------

ARTICLE 6:  Capital stock, after the amount of subscription price, or par value, has been paid in shall not be subject to assessment to pay the debts of the corporation.

ARTICLE 7:  The names and addresses of the persons who are to act as incorporators are as follows:
                   NAMES                      ADDRESSES
                   JAMES WEIGL                2620 S. MARYLAND PKWY #107,
                                              LAS VEGAS, NV 89109

                   ----------------------------------------------------

                   ----------------------------------------------------

ARTICLE 8:  The duration of the corporation shall be perpetual.

ARTICLE 9:  Neither the directors nor the officers are to be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, but this provision shall not limit such liability for:
                    1- Acts or omissions which involve intentional misconduct, fraudor a knowing violation of law, or
                    2- The payment of dividends in violation of NRS 78.300

I, the undersigned, being the incorporator of the corporation identified above, declare that I have examined the foregoing this 2nd day of February, 1990, and do declare it to be true and correct.

/s/ James Weigl    3387 CHICAGO AVENUE, RIVERSIDE      RIVERSIDE          CA
--------------------------------------------------------------------------------
Name               Address                               County         State

STATE OF CALIFORNIA
COUNTY OF RIVERSIDE

On Oct 26, 1990, personally appeared before me, a notary public,
                                                                     Notary Seal
who acknowledged that James Weigl executed the above instrument.

/s/ Sandra J. Subia
-----------------------------                                             [SEAL]
Signature of Notary

[SEAL]